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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                APPLIED MAGNETICS CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
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                          APPLIED MAGNETICS CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
            THIS PROXY IS SOLICITED ON BEHALF THE BOARD OF DIRECTORS

  The undersigned stockholder of Applied Magnetics Corporation, a Delaware corporation (the "Company"), hereby appoints Craig D. Crisman and Peter T. Altavilla, and each of them, with full power of substitution, as proxy for the undersigned to vote and otherwise represent all the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Friday, February 7, 1997 at 4:00 p.m., 75 Robin Hill Road, Goleta, California, 93117, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matter and in the following manner as further described in the accompanying Proxy Statement.

  Either of such proxies and attorneys-in-fact, or their substitutes, as shall be present and shall act at said meeting or any adjournment thereof shall have and may exercise all the powers of said proxies and attorneys-in-fact thereunder.

  The undersigned acknowledge receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company's 1996 Annual Report to Stockholders.

  The shares represented by the proxy will be voted in accordance with the specification made. If no specification is made, the Shares represented by this proxy will be voted for each of the nominees and proposals and, in the discretion of the proxy holders, or any other matters that may properly come before the meeting or any adjournment thereof.

  The proxies are authorized to vote and otherwise represent the shares of the undersigned on any other matters which may properly come before the meeting of any adjournment, according to their decision and in their discretion.

  PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

                           (CONTINUED ON REVERSE SIDE)

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                                                            Please mark
                                                            your votes as   /X/
                                                            indicated in
                                                            this example

                                FOR the nominees             WITHHOLD AUTHORITY
                                listed (EXCEPT AS            TO VOTE FOR ALL
                                INDICATED TO THE CONTRARY)   NOMINEES LISTED:



1.   ELECTION OF DIRECTORS.               /  /                   /  /

NOMINEES: Craig D. Crisman, Herbert M. Dwight, Jr., Harold R. Frank, Jerry E.
          Goldress and Dr. R.C. Mercure, Jr.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

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2.   Approval of the form of and to authorize     FOR    AGAINST      ABSTAIN
     the entry into identification agreements
     with the non-employee directors of the       /  /     /  /         /  /
     Company.


3.   Approval of the amendment of the Company's   FOR    AGAINST      ABSTAIN
     1994 Employee Stock Option Plan to increase
     the number of shares of Common Stock         /  /     /  /         /  /
     reserved for the issuance thereunder from 2,100,000 to 3,250,000 Shares.


4.   Approval of the amendment of the Company's   FOR    AGAINST      ABSTAIN
     1994 Non-Employee Director Stock Option
     Plan to increase the initial option grant    /  /     /  /         /  /
     to non-employee directors from 5,000 shares to 20,000 shares, change the vesting of options and to ratify and approve a grant of option under said Plan to purchase
     20,000 shares to Directors Dwight and
     Mercure and 15,000 shares to Directors
     Frank and Goldress.


5.   Approval of the appointment of Arthur        FOR    AGAINST      ABSTAIN
     Andersen LLP, independent certified
     public accountants, as auditors for the      /  /     /  /         /  /
     Company for the fiscal year ending
     September 27, 1997.


                                        I plan to attend the meeting.  /  /

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES


Signature(s)                                      Dated            , 1997
            -------------------------------------      ------------

Please date and sign exactly as your name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name and title by duly authorized officer. Executors, trustees, guardians and the like should give full title as such.